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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): April 26, 1999



                            FEDERAL TRUST CORPORATION
             (Exact name of registrant as specified in its charter)
             ------------------------------------------------------



          Florida                          33-27139             59-2935028
----------------------------     ----------------------      ----------------
(State or other jurisdiction     Commission File Number      (I.R.S. Employer
       of incorporation)                                     Identification No.)



                               1211 Orange Avenue
                           --------------------------
                           Winter Park, Florida 32789
                    (Address of principal executive offices)
                  Registrant's telephone number: (407) 645-1201








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Item 5.  OTHER EVENTS

On April 26, 1999, the Company announced its results of operations for the first quarter ended March 31, 1999 as follows:

Contacts:           James V. Suskiewich, President and CEO (407) 645-1201
                    Aubrey H. Wright, SVP and CFO (407) 645-1201

For Immediate Release: April 26, 1999

            FEDERAL TRUST CORPORATION ANNOUNCES FIRST QUARTER RESULTS

(Winter Park, FL) Federal Trust Corporation ("Company"), the holding company of Federal Trust Bank ("Bank"), reported earnings for the quarter ended March 31, 1999 of $178,249 or $.04 per share, up from $91,563 or $.02 per share, a year ago.

During the quarter ended March 31, 1999 the Company's assets grew from $174,465,323 to $179,844,010 an increase of $5,378,687. Management of the
Company anticipates that the Bank will grow at a prudent rate through the remainder of 1999.

The Company is a unitary savings and loan holding company based in Winter Park, Florida. The Company's common stock is currently traded on the NASDAQ SmallCap Market System under the symbol "FDTR". At March 31, 1999, the Company had consolidated assets of $179,844,010 (unaudited) and stockholders' equity of $13,326,436 (unaudited), and the Company had 4,941,547 shares of common stock outstanding.

When used in this document, or in the documents incorporated by reference herein, the words "anticipate", "believe", "estimate", "may", "intend" and "expect" and similar expressions identify forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. It should be recognized that the factors that could cause future results to vary materially from current expectations include, but are not limited to, changes in interest rates, competition by other financial institutions, legislation and regulatory changes, and changes in the economy generally and in business conditions in the market in which the Bank operates

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 26, 1999
                              FEDERAL TRUST CORPORATION
                              -------------------------
                              (Registrant)


                              By: /s/ Aubrey H.  Wright, Jr.
                                  --------------------------
                                      Aubrey H.  Wright, Jr.
                                      Chief Financial Officer and duly
                                      authorized Officer of the Registrant